Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Candace S. Cummings, Robert K. Shearer, and Eric C. Wiseman, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended January 1, 2011, to be filed with the Securities and Exchange Commission.
     IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 17th day of February, 2011.

ATTEST:	V.F. CORPORATION

/s/ Candace S. Cummings Candace S. Cummings	By:	/s/ Eric C. Wiseman Eric C. Wiseman Chairman of the Board
Secretary

Principal Executive Officer:		Principal Financial Officer:

/s/ Eric C. Wiseman Eric C. Wiseman		/s/ Robert K. Shearer Robert K. Shearer
President and Chief Executive Officer		Senior Vice President and
Chief Financial Officer

/s/ Charles V. Bergh Charles V. Bergh, Director		/s/ Robert J. Hurst Robert J. Hurst, Director

/s/ Richard T. Carucci Richard T. Carucci, Director		/s/ W. Alan McCollough W. Alan McCollough, Director

/s/ Juliana L. Chugg Juliana L. Chugg, Director		/s/ Clarence Otis, Jr. Clarence Otis, Jr., Director

/s/ Juan Ernesto de Bedout Juan Ernesto de Bedout, Director		/s/ M. Rust Sharp M. Rust Sharp, Director

/s/ Ursula O. Fairbairn		/s/ Raymond G. Viault

Ursula O. Fairbairn, Director		Raymond G. Viault, Director

/s/ George Fellows George Fellows, Director		/s/ Eric C. Wiseman Eric C. Wiseman, Director